FIRST INTERNET BANCORP
2013 EQUITY INCENTIVE PLAN
DIRECTOR TANDEM AWARD AGREEMENT
RESTRICTED STOCK AND DEFERRED STOCK UNITS
(Non-Employee Director)

This Award Agreement ("Award Agreement"), dated as of ___________ __, 20__, is by and between First Internet Bancorp, an Indiana corporation (the "Company"), and the Non-Employee Director designated below ("Participant"). Unless otherwise defined herein, the terms defined in the First Internet Bancorp 2013 Equity Incentive Plan (the "Plan"), shall have the same defined meanings in this Award Agreement.

I.	NOTICE OF GRANT

Participant
Service Year
Date of Grant
Annual Director Retainer	$

The Company has granted the Participant, in tandem, an Award of Restricted Stock and an Award of Stock Units (designated as "Deferred Stock Units"), subject to the terms and conditions of the Plan and this Award Agreement. By completing the Election below, executing this Award Agreement, and delivering it to the Company before January 1 of the Service Year, the Participant is electing to accept all of the Award in Restricted Stock, all of the Award in Deferred Stock Units, or a combination that totals 100 percent of the Shares issuable with respect to the Award. The terms and conditions of this Award including the following:

Number of Shares issuable with respect to Restricted Stock or Deferred Stock Units Granted	The number (rounded up to the nearest whole number) of Shares determined by dividing the cash amount of the Participant's Retainer for the Service Year by the Fair Market Value of one Share on January 1 of the Service Year
Vesting Commencement Date	January 1 of the Service Year
Vesting Schedule	One-twelfth of the Restricted Stock or Deferred Stock Units granted will vest at the end of each calendar month of the Service Year if the Participant remains in service through the end of the calendar month

II.	RESTRICTED STOCK TERMS

1.                   Grant of Award. In tandem with a grant of Deferred Stock Units, the Company hereby grants to the Participant the number of shares of Restricted Stock set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which are incorporated herein by reference. Upon vesting in accordance with the Plan and this Award Agreement, each share of Restricted Stock shall represent one Share.

2.                   Vesting. Unless otherwise provided in this Award Agreement or in the Plan, the shares of Restricted Stock shall become fully vested and nonforfeitable in one or more installments in accordance with the Vesting Schedule set forth in the Notice of Grant.

3.                   Restriction Period. Except as otherwise provided in this Award Agreement or the Plan, Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber the Restricted Stock, or any interest therein, until his or her rights in such Restricted Stock have vested, and any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Award Agreement or the Plan will be void and of no effect.

4.                   Voting. Participant shall have the right to vote the unvested shares of Restricted Stock.

5.                   Dividends. Cash dividends shall be paid to the Participant on both the vested and unvested portions of the Award. Any stock dividends paid on or additional Shares issued with respect to any unvested portion of the Award will be treated as an equivalent number of shares of Restricted Stock subject to the same restrictions that apply to the Award.

6.                   Withholding. In connection with the vesting of the Restricted Stock, the Company shall have the right to require Participant to pay an amount in cash sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer ("Withholding Tax"), by having the Company withhold Shares that would otherwise be deliverable with respect to the Award.

7.                   Change in Control. As provided in the Plan, upon the occurrence of a Change in Control, the Restricted Stock may vest prior to the time provided for under the Vesting Schedule set forth in the Notice of Grant.

8.                   Section 83(b) Election. If the Participant makes an election pursuant to Internal Revenue Code Section 83(b), to include in gross income the value of Restricted Stock transferred under this Award Agreement, the Participant shall immediately provide the Company a copy of the election notice submitted to the Internal Revenue Service.

9.                   Tax Consequences. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE THE RESTRICTED STOCK VESTS, BEFORE MAKING AN ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B), OR BEFORE DISPOSING OF THE SHARES.

III.	DEFERRED STOCK UNIT TERMS

1.                   Grant of Award. In tandem with a grant of Restricted Stock, the Company hereby grants to the Participant the number of Deferred Stock Units set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which are incorporated herein by reference. Each Deferred Stock Unit is a bookkeeping entry that represents an unfunded, unsecured right to receive one Share, subject to the terms and conditions of the Plan and this Award Agreement.

2.                   Account for Deferred Stock Units, Cash Dividends, Share Dividends, and Stock Splits. The Company will establish a bookkeeping account (the "Account") in the Participant's name and will credit to the Account the number of Deferred Stock Units granted. The Company will also credit the Account with the value of cash dividends that would have been paid if each Deferred Stock Unit had been a Share on the dividend payment date. Cash dividends so credited will be converted to additional Deferred Stock Units Rights, based on the Fair Market Value of a Share on the dividend payment date. No fractional Deferred Stock Units will be credited, but the Company will accumulate the dollar value of any fractional interests in a non-interest-bearing subaccount until those accumulated amounts are large enough to be converted to whole Deferred Stock Units. Any stock dividends paid on or additional Shares issued with respect to the Award will be treated as an equivalent number of Deferred Stock Units subject to the same restrictions that apply to the Award.

3.                   Vesting. Unless otherwise provided in this Award Agreement or in the Plan, the Deferred Stock Units shall become fully vested and nonforfeitable in one or more installments in accordance with the Vesting Schedule set forth in the Notice of Grant.

4.                   Prohibition on Assignment. Except as otherwise provided in this Award Agreement or the Plan, Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber the Deferred Stock Units, or any interest therein, until paid to the Participant in the form of shares of Company common stock, and any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Award Agreement or the Plan will be void and of no effect.

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5.                   Payment of Deferred Stock Units. The Participant shall elect, before the beginning of the Service Year, to receive payment of the Deferred Stock Units in Shares (i) six (6) months following the date on which the Participant ceases to serve as a director of the Company for any reason or (ii) upon the date the Participant attains age 65. Upon the payment date, the Participant will receive one Share for each Deferred Stock Unit in the Participant's Account and cash equal to the accumulated credits in the cash subaccount.

6.                   Special Hardship Distributions. To the extent consistent with Internal Revenue Code Section 409A, the Participant may elect to receive a special distribution of part or all of the Participant's Account to the extent the Committee determines, in its discretion, that the Participant has experienced an unforeseeable emergency that was caused by an event beyond the Participant's control and that would result in severe financial hardship to the Participant if the special distribution were not permitted. Upon such a special distribution, the Participant will forfeit ten percent (10%) of the amount subject to such distribution.

7.                   Voting. The Participant shall have no right to vote the Deferred Stock Units.

8.                   Withholding. In connection with the payment of the Deferred Stock Units, the Company shall have the right to require Participant to pay an amount in cash sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such payment ("Withholding Tax"), by having the Company withhold Shares that would otherwise be deliverable with respect to the Award.

9.                   Change in Control. As provided in the Plan, upon the occurrence of a Change in Control, the Deferred Stock Units may vest prior to the time provided for under the Vesting Schedule set forth in the Notice of Grant and may be paid at a time other than as elected by the Participant.

10.                Tax Consequences. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER CONCERNING THE TAX CONSEQUENCES OF RECEIVING AND ELECTING PAYMENT OF DEFERRED STOCK UNITS.

IV.	OTHER TERMS

1.                   Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of Indiana.

2.                   Notices. All notices and other communications required or permitted under this Award Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in Indianapolis, Indiana, and if to the Participant or his or her successor, to the residence address last furnished by the Participant to the Company. Notwithstanding the foregoing, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail (e-mail). Participant agrees to notify the Company upon any change in the Participant's residence address.

3.                   No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF RESTRICTED STOCK AND DEFERRED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PARTICIPANT'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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4.                   Plan Controlling. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock or Deferred Stock Units, as elected below, subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement.

V.	PARTICIPANT ELECTION

By entering into this Award Agreement, the Participant hereby accepts the Award and elects to receive it all in Restricted Stock, all in Deferred Stock Units, or a combination that totals the number of equity interests granted for the Service Year, on the following terms:

☐	I elect to receive the following percent of my Award as Shares of Restricted Stock	_______%*

☐	I elect to receive the following percent of my Award as Deferred Stock Units.	_______%*
I also elect to receive payment of my Deferred Stock Units, in the form of Shares, at the following time:
☐	After six months following the cessation of my Director service OR
☐	Upon my attainment of age 65.

*The sum of the two percentages must equal 100 percent.

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The Company and the Participant have executed this Award Agreement as of the date first written above.

PARTICIPANT	FIRST INTERNET BANCORP

By:
«First Name» «Last Name»
Name:

Title:

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